UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2005

NETWORK APPLIANCE, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27130 (Commission File Number)	77-0307520 (I.R.S. Employer Identification Number)

495 East Java Drive
Sunnyvale, CA 94089
(Address of principal executive offices) (Zip Code)

(408) 822-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On May 12, 2005, the Compensation Committee (the “Committee”) of the board of directors of Network Appliance, Inc. (the “Company”) approved a $5,000 increase in the annual cash compensation to be paid to the Company’s Audit Committee chairperson, Nicholas Moore, raising the annual cash compensation payable to him for his services as the Audit Committee’s chairperson from $10,000 to $15,000, effective immediately.

     On May 12, 2005, the Committee also approved the following compensation arrangements for its executive officers:

1.	The Committee approved an annual salary increase and a target incentive compensation increase for each of the Company’s currently-serving executive officers, as follows:

			FY05 Target	FY06 Target
Executive Officer	FY 05 Annual Salary	FY06 Annual Salary*	Incentive Compensation**	Incentive Compensation
Daniel Warmenhoven	$500,000.00	$600,000.00	100%	100%
Thomas Mendoza	$340,000.00	$380,000.00	70%	80%
Jeffry Allen	$330,000.00	$330,000.00	60%	60%
Steven Gomo	$315,000.00	$345,000.00	50%	60%
David Hitz	$315,000.00	$325,000.00	50%	60%
James Lau	$290,000.00	$310,000.00	50%	60%

*	Effective as of August 1, 2005.

**	Percentage is used to calculate the annual incentive compensation amounts as described below.

2.	Pursuant to the Network Appliance, Inc. FY 2005 Incentive Compensation Plan (the “2005 Plan”), a copy of which is attached hereto as Exhibit 10.1, the Committee anticipates awarding annual incentive compensation to each of the Company’s executive officers. Under the 2005 Plan, each executive officer is assigned annual Target Incentive Compensation, which represents the percentage of such executive officer’s base salary he will receive as compensation if the 2005 Plan is fully funded by year end. The 2005 Plan is funded based upon the Company’s operating profits, which financial measure is the basis upon which such incentive compensation is calculated. To the extent that the 2005 Plan is underfunded, each executive officer’s Target Incentive Compensation will be proportionally decreased; likewise, to the extent that the 2005 Plan is overfunded, each executive officer’s Target Incentive Compensation will be proportionally increased. For example, if the 2005 Plan is 80% funded, the executive officer is eligible to receive 80% of his Target Incentive Compensation; likewise, if the 2005 Plan is 110% funded, the executive officer is eligible to receive 110% of his Target Incentive Compensation. Although the Company has not yet completed its year-end accounting procedures, the Company expects that the 2005 Plan will be funded at approximately 100% or higher, and the incentive compensation payable thereunder will be calculated accordingly.

3.	The Committee adopted the Network Appliance, Inc. FY 2006 Incentive Compensation Plan (the “2006 Plan”). Although not yet formally memorialized, the material terms and conditions of the 2006 Plan approved by the Committee, as such terms and conditions relate to the Company’s executive officers, are similar in all material respects to those set forth in the 2005 Plan as discussed above. Accordingly, under the 2006 Plan, each executive officer will be eligible to receive annual performance compensation based upon his assigned Target Incentive Compensation and the funding of the 2006 Plan, the level of which shall be determined by the Company’s operating profits.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

10.1	Network Appliance, Inc. FY2005 Incentive Compensation Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETWORK APPLIANCE INC. (Registrant)
Date: May 18, 2005	By:	/s/ Steven J. Gomo
Steven J. Gomo
Executive Vice President of Finance and Chief Financial Officer

Index to Exhibits

Exhibit
No.	Description
10.1	Network Appliance, Inc. FY 2005 Incentive Compensation Plan